UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 4, 2024

 EVERTEC, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Puerto Rico		66-0783622
(State or other jurisdiction of incorporation or organization)		(I.R.S. employer identification number)

Cupey Center Building,	Road 176, Kilometer 1.3,
San Juan,	Puerto Rico	00926
(Address of principal executive offices)		(Zip Code)
(787) 759-9999
(Registrant’s telephone number, including area code)
Not applicable
(Former name, former address and former fiscal year, if changed since last report)
COMMISSION FILE NUMBER 001-35872

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	EVTC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On March 4, 2024 the Board of Directors of Evertec, Inc. (the “Company” or “Evertec”) approved an increase to Evertec’s existing share repurchase authorization to permit future repurchases of up to an aggregate of $220 million worth of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) by December 31, 2025. Prior to this increase, the Company’s share repurchase program authorization had approximately $137 million remaining. Under the repurchase program, the Company may repurchase shares in the open market, through accelerated share repurchase programs, Rule 10b5-1 plans, or in privately negotiated transactions, subject to business opportunities and other factors.

On March 6, 2024, Evertec entered into an accelerated share repurchase agreement (the “ASR Agreement”) with Bank of America, N.A. (the “ASR Counterparty”) to repurchase an aggregate of $70 million of the Company’s common stock, par value $0.01 per share (the “Common Stock”). The Company is funding the share repurchases under the ASR Agreement which are being made pursuant to the Company’s $220 million share repurchase program. After giving effect to the ASR Agreement, $150 million will remain available for share repurchases under the Company’s share repurchase program.

Under the terms of the ASR Agreement, the Company will make a payment of $70 million to the ASR Counterparty on March 8, 2024, and expects to receive on the same day an initial delivery of approximately 1.5 million shares of Common Stock from the ASR Counterparty. The final number of shares to be repurchased by the Company will be based on the average of the daily volume-weighted average price of the Company’s Common Stock during the term of the ASR Agreement, less a discount and subject to adjustments pursuant to the terms and conditions of the ASR Agreement. The resulting adjustments may affect the total amount expended by the Company or the aggregate number of shares it repurchases. The ASR Agreement contains customary terms for these types of transactions, including, but not limited to, the mechanisms to determine the number of shares of Common Stock or the amount of cash that will be delivered at settlement, the required timing of delivery of the shares of Common Stock, the specific circumstances under which adjustments may be made to the transaction, the specific circumstances under which the transaction may be terminated prior to its scheduled maturity and various acknowledgments, representations and warranties made by the Company and the ASR Counterparty to one another. At settlement, the ASR Counterparty may be required to deliver additional shares of Common Stock to the Company, or under certain circumstances, the Company may be required to deliver shares of Common Stock or to make a cash payment, at its election, to the ASR Counterparty. The final settlement of the transactions under the ASR Agreement is scheduled to occur by September 5, 2024, subject to earlier termination, as set forth in the ASR Agreement.

Item 7.01 Regulation FD Disclosure.

On March 6, 2024, the Company issued a press release regarding the foregoing announcements. A copy of the press release announcing the discussed above is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Note: The information contained in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements and Exhibits.

(d)Exhibits.

Number	Exhibit
99.1	Press Release re: ASR announcement issued by EVERTEC, Inc. dated March 6, 2024

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERTEC, Inc.
(Registrant)

Date: March 6, 2024	By:	/s/ Joaquin A. Castrillo-Salgado
Name: Joaquin A. Castrillo-Salgado
Title: Chief Financial Officer

EXHIBIT INDEX

Number	Exhibit
99.1	Press Release re: ASR announcement issued by EVERTEC, Inc. dated March 6, 2024
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)